UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2012
L. B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting held on May 23, 2012, the following individuals were elected to the Board of Directors:

	Authority	Withheld	Broker
Name	Granted	Authority	Non-vote
Robert P. Bauer	8,249,109	159,084	1,132,615
Lee B. Foster, II	7,071,574	1,336,619	1,132,615
Peter McIlroy II	7,092,319	1,315,874	1,132,615
G. Thomas McKane	6,650,040	1,758,153	1,132,615
Diane B. Owen	7,094,004	1,314,189	1,132,615
William H. Rackoff	7,083,317	1,324,876	1,132,615
Suzanne B. Rowland	7,093,700	1,314,493	1,132,615

Also at the Company’s annual meeting held on May 23, 2012, approval was granted for the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accountants for 2012 with the following results:

	Authority	Withheld	Abstained
	Granted	Authority	Authority
Ernst & Young LLP	9,332,055	179,155	29,598

Finally at the Company’s annual meeting held on May 23, 2012, approval was granted, on an advisory basis, for the compensation of the Company’s named executive officers with the following results:

	Authority	Withheld	Abstained	Broker
	Granted	Authority	Authority	Non-vote
Advisory vote on compensation paid to named executive officers	8,060,309	48,046	299,838	1,132,615

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date:  May 24, 2012
/s/ Joseph S. Cancilla
Joseph S. Cancilla
Vice President, General Counsel
and Secretary